UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2021

SUN COUNTRY AIRLINES HOLDINGS, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road Minneapolis, MN	55450
(Address of principal executive offices)	(Zip Code)

(651) 681-3900

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Appointment of Mr. Thomas C. Kennedy as a Member of the Board of Directors.

On April 27, 2021, Sun Country Airlines Holdings, Inc. (the “Company”) appointed Thomas C. Kennedy, age 55, as a member of the Company’s Board of Directors (the “Board”).

Mr. Kennedy currently serves as President and CFO of SIXT Rent a Car USA. Previously, Mr. Kennedy served as Senior Executive Vice President and Chief Financial Officer of Hertz Global Holdings from 2013 to 2018. Prior to joining Hertz, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Hilton Worldwide Holdings from 2008 to 2013. Between 2003 and 2007, Mr. Kennedy served as Executive Vice President and Chief Financial Officer of Vanguard Car Rental, parent company of the National Car Rental and Alamo Rental Car brands. Prior to joining Vanguard, Mr. Kennedy served in a number of financial positions with increasing responsibilities from 1992 to 2003 at Northwest Airlines, Inc., a global network airline, including Senior Vice President and Corporate Controller; Vice President, Financial Planning and Analysis; Managing Director, Corporate Planning; and, Director Finance and Information Services, Pacific Division, Tokyo, Japan.

Mr. Kennedy graduated from Tulane University, summa cum laude and Phi Beta Kappa with a Bachelor of Arts degree majoring in Economics in 1987 where he also was a three-year letterman swimmer. Mr. Kennedy received his Master of Business Administration degree from Harvard University in 1992. Between his undergraduate and graduate studies, Mr. Kennedy worked for Merrill Lynch Capital Markets in their Public Finance investment banking division from 1987 to 1990. Mr. Kennedy serves on the board of the Lobeck Taylor Family Foundation.

Mr. Kennedy will be appointed as a Class I director of the Board to serve in accordance with the organizational documents of the Company until his successor is duly elected and qualified or until his earlier death, resignation or removal. Mr. Kennedy is not currently serving on any committee of the Board, but the Board expects to appoint him as chair of the Audit Committee of the Board (the “Audit Committee”) following the Company’s release of first quarter 2021 earnings. The current chair of the Audit Committee will remain on the Audit Committee.

There is no arrangement or understanding between Mr. Kennedy and any other persons pursuant to which Mr. Kennedy was selected as a director.

Mr. Kennedy will receive the annual cash and equity compensation received by each of the Company’s independent directors, and which includes an annual cash payment of $50,000 paid quarterly, in arrears, beginning from his date of appointment, and an annual equity grant following each annual meeting of the Company’s stockholders having a grant value of $120,000. Mr. Kennedy also received a grant of restricted stock units upon appointment having a grant value of $120,000. If Mr. Kennedy is appointed as chair of the Audit Committee, he will also receive an additional annual cash payment of $20,000. Mr. Kennedy will also be party to the Company’s Indemnification Agreement with its directors and executive officers.

There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Kennedy or any member of his immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Kennedy to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated April 30, 2021, announcing Mr. Kennedy’s appointment to the Board

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2021	SUN COUNTRY AIRLINES HOLDINGS, INC.

	By:	/s/ Eric Levenhagen
Eric Levenhagen Chief Administrative Officer, General Counsel and Secretary